Exhibit 32.1

Certification of President and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
Washington, DC

The undersigned President and Chief Financial Officer of Shells Seafood Restaurants, Inc. does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Shells Seafood Restaurants, Inc. on Form 10-K for the fiscal year ended December 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Shells Seafood Restaurants, Inc.

A signed original of this written statement required by Section 906 has been provided to Shells Seafood Restaurants, Inc. and will be retained by Shells Seafood Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Warren R. Nelson
President and Chief Financial Officer
March 28, 2008